FOR IMMEDIATE RELEASE

CONTACT:
Joseph W. Kaufmann
President and Chief Executive Officer
(484) 713-2100

KENSEY NASH ANNOUNCES $25 MILLION STOCK REPURCHASE PROGRAM
- Company reiterates high end of previously announced 1st Quarter Guidance and also its consideration of strategic options for its endovascular business -

EXTON, PA, September 24, 2007 - Kensey Nash Corporation (Nasdaq: KNSY) today announced that its board of directors has approved a stock repurchase program in order to provide the Company with more flexibility to buy its own shares, which it believes are undervalued at current levels. The new program replaces the Company’s existing program and allows the Company to repurchase up to a total of $25,000,000 of its issued and outstanding shares of Common Stock and has no scheduled expiration. The Company intends to finance the repurchases using its available cash, along with proceeds from the previously announced $27 million mortgage debt financing, to be drawn by the end of November.

“Given our strong cash position and the recent trading price of our stock, we believe we will be able to implement this repurchase program, while maintaining the required financial flexibility and strength to continue to grow our business,” commented Mr. Joseph W. Kaufmann, President and CEO of Kensey Nash Corporation. “The authorization of this new stock repurchase program reflects the confidence that the board and management have in the Company’s business opportunities, as well as our commitment to long-term shareholder value.”

Kensey Nash Corporation plans to repurchase its shares for cash, from time to time in the open market, through block trades or otherwise. The repurchase program does not require the Company to purchase any specific dollar value or number of shares. Any purchases under the program will depend on market conditions and may be commenced or suspended at any time or from time to time without prior notice. As of August 31, 2007, the Company had approximately 11,946,000 shares of Common Stock outstanding.

The Company also reconfirmed its revenues and earnings at the high end of its guidance range for the first quarter of fiscal 2008. The previously announced guidance included revenue of $17.0 to $17.7 million, and earnings per share of $0.09 to $0.11, including $0.03 per share of remaining charges related to the Company’s discontinuance of its embolic protection product platform. Revenue at the high end of the guidance range would represent growth of 9% over the prior year total revenue of $16.3 million, while earnings per share of $0.14, prior to the $0.03 embolic protection charges, would represent growth of 27% over the prior year $0.11 earnings per share for the same period.

In addition, the Company commented on its endovascular business and strategy. As previously stated, the Company is carefully monitoring the performance of this business. The Company believes that its strategy to market the endovascular products through Kensey Nash Corporation’s own direct endovascular sales force can create shareholder value. However, the Company also recognizes that there may be alternative approaches to maximize value for its shareholders, and is simultaneously evaluating partnering, licensing and other strategic alternatives.

Cautionary Note for Forward-Looking Statements. This press release contains forward-looking statements, including reference to our first quarter fiscal 2008 revenue and earnings guidance, that reflect the Company’s current expectations about its prospects and opportunities. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “forecast,” “believe,” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties, and other important factors could cause the Company’s actual results to differ materially from those in the forward-looking statements including, without limitation, the Company’s success in launching its endovascular products into the marketplace, the Company’s dependence on three major customers (St. Jude Medical, Arthrex and Orthovita) and their success in selling KNC related products in the marketplace, the impact of product recalls and other manufacturing issues, and competition from other technologies, among other important risks. For a more detailed discussion of these and other factors, please see the Company’s SEC filings, including the disclosure under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

We use various numerical measures in conference calls, investor meetings and other forums which are or may be considered "Non-GAAP financial measures" under Regulation G. We have provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation.

Kensey Nash Corporation
Non-GAAP Financial Measures and Reconciliations
For the Fiscal Year 2008 Quarter Ending September 30, 2007
Forecasted Earnings Per Share Reconciliation

	(Unaudited) Forecasted Three Months Ending September 30,	(Unaudited) As Reported Three Months Ended September 30,	Year over Year % Change
	2007	2006

GAAP diluted earnings per share	$0.11	$0.11
Adjustments:

Discontinuance of embolic protection platform	0.03	-

Non-GAAP diluted earnings per share as adjusted	$0.14	$0.11	27%

Note: To supplement our forecasted guidance presented in accordance with GAAP, Kensey Nash Corporation uses non-GAAP measures of as adjusted earnings per share, which are adjusted from our forecased GAAP guidance to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user's overall understanding of our historical and current financial performance and our prospects for the future. We believe the forecasted non-GAAP guidance provides useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results.

We have adjusted our forecasted GAAP guidance for the discontinuance of our embolic protection platform. As previously announced, the Company has and will exclude the impact of write-offs of inventory, certain dedicated embolic protection equipment, and other assets related to the Company’s decision in June 2007 to discontinue the embolic protection product line. Additional charges related to severance and clinical trial closeout costs are expected to be recorded in the first fiscal quarter of 2008, as set forth in the reconciliaiton.

We have and expect to recognize asset impairment and other related charges totaling approximately $5.3 million before taxes. These charges include cash charges primarily related to severance, clinical trial and other contract termination costs totaling approximately $0.7 million in aggregate. These charges also include non-cash charges totaling approximately $4.6 primarily related to abandonment of inventory and machinery and equipment. Of the approximately $5.3 million in charges, approximately $4.7 million (including $4.6 million of non-cash asset impairment charges and $0.1 million of cash charges) had been recorded in the fourth quarter ending June 30, 2007, and the remainder is expected to be recognized in the first fiscal quarter of 2008. These charges have and will be presented within the Company’s results from continuing operations.

These non-GAAP measures will provide investors and management with an alternative method for assessing Kensey Nash’s operating results in a manner consistent with future presentation as a result of the discontinuance of our embolic protection platform. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Non-GAAP Financial Measures and Reconciliations
We use various numerical measures in conference calls, investor meetings and other forums which are or may be considered "Non-GAAP financial measures" under Regulation G. We have provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation.

Kensey Nash Corporation
Non-GAAP Financial Measures and Reconciliations
Adjusted Income and Earnings Per Share Reconciliation

	(Unaudited) As Reported Three Months Ended June 30,	Non-GAAP Adjustments Acceleration of Depreciation and Moving Costs	(Unaudited) As Adjusted Three Months Ended June 30,
	2006	2006	2006

Revenues:
Net sales
Biomaterial sales	$12,021,632	$-	$12,021,632
Endovascular sales	431,975	-	431,975
Total net sales	12,453,607	-	12,453,607
Royalty income	5,914,483	-	5,914,483
Total revenues	18,368,090	-	18,368,090
Operating costs and expenses:
Cost of products sold	6,058,419	(291,162)	5,767,257
Research and development	4,491,249	(229,809)	4,261,440
Sales and marketing	2,911,464	(21,811)	2,889,653
General and administrative	1,902,343	(62,428)	1,839,915
Total operating costs and expenses	15,363,475	(605,210)	14,758,265
Income from operations	3,004,615	605,210	3,609,825
Interest and other income, net	190,006	-	190,006
Pre-tax income	3,194,621	605,210	3,799,831
Income tax expense	525,965	349,659	875,624
Net income	$2,668,656	$255,551	$2,924,207
Basic earnings per share	$0.23	$0.02	$0.25
Diluted earnings per share	$0.21	$0.02	$0.23
Weighted average common shares outstanding	11,563,712	11,563,712	11,563,712
Diluted weighted average common shares outstanding	12,443,519	12,443,519	12,443,519

	As Reported Twelve Months Ending June 30,	Non-GAAP Adjustments Acceleration of Depreciation and Moving Costs	(Unaudited) As Adjusted Twelve Months Ended June 30,
	2006	2006	2006

Revenues:
Net sales
Biomaterial sales	$36,698,841	$-	$36,698,841
Endovascular sales	1,179,213	-	1,179,213
Total net sales	37,878,054	-	37,878,054
Royalty income	22,518,697	-	22,518,697
Total revenues	60,396,751	-	60,396,751
Operating costs and expenses:
Cost of products sold	20,645,091	(2,512,043)	18,133,048
Research and development	18,990,302	(1,548,179)	17,442,123
Sales and marketing	9,408,031	(170,160)	9,237,871
General and administrative	7,851,129	(503,413)	7,347,716
Total operating costs and expenses	56,894,553	(4,733,795)	52,160,758
Income from operations	3,502,198	4,733,795	8,235,993
Interest and other income, net	1,053,936	-	1,053,936
Pre-tax income	4,556,134	4,733,795	9,289,929
Income tax expense	838,457	1,609,490	2,447,947
Net income	$3,717,677	$3,124,305	$6,841,982
Basic earnings per share	$0.32	$0.27	$0.60
Diluted earnings per share	$0.30	$0.25	$0.56
Weighted average common shares outstanding	11,493,558	11,493,558	11,493,558
Diluted weighted average common shares outstanding	12,319,341	12,319,341	12,319,341

Note: To supplement our consolidated financial statements presented in accordance with GAAP (Generally Accepted Accounting Principles), Kensey Nash Corporation has used non-GAAP measures of pro forma net income and earnings per share, which are adjusted from our GAAP results to exclude certain expenses. These non-GAAP adjustments have been provided to enhance the user's overall understanding of our historical financial performance. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results.

We have adjusted our GAAP results for the three and twelve months ended June 30, 2006 for an acceleration of depreciation charge and moving costs. The Company has excluded the impact of the acceleration of depreciation charge and moving costs related to the Company’s move to a new facility in June 2006. The acceleration of depreciation charge and moving costs began in May 2005 and were completed by June 2006. These were non-cash charges and had no impact on the cash flows of the Company.

This non-GAAP measure will provide investors and management with an alternative method for assessing Kensey Nash’s operating results in a manner consistent with the presentation prior to the acceleration of depreciation charge related to the transition to the new facility. Further, this non-GAAP results is one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.